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                                                              Piper Jaffray Inc.

                                                          222 South Ninth Street

                                                      Minneapolis, MN 55402-3804

                                                                    612-342-6000

Board of Directors

TCF Financial Corporation

    We hereby consent to the use of our name in the Proxy Statement-Prospectus of TCF Financial Corporation and Standard Financial, Inc., forming part of the Registration Statement on Form S-4 of TCF Financial Corporation and to the inclusion of our opinion as an appendix to such Proxy Statement-Prospectus.

    In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.



PIPER JAFFRAY INC.


/s/ PIPER JAFFRAY INC.

Minneapolis, Minnesota
July 9, 1997